Exhibit 3.21

ARTICLES OF INCORPORATION

OF

CHOICE AMBULANCE SERVICE, INC.

We hereby associate to form a stock company pursuant to the provisions of Chapter I of Title 13.1 of the Code of Virginia (1950) as amended, and to that end set forth the following:

A. NAME

The name of the corporation is:

CHOICE AMBULANCE SERVICE, INC.

B. PURPOSE

The purpose or purposes for which the corporation is organized are:

To operate a business of transporting persons who are sick, injured, wounded, or otherwise incapacitated or helpless, in medical vehicles; and any other services necessary or incidental thereto.

In addition, the corporation shall have the power to carry on business of any character whatsoever which is not prohibited by law or required to be stated in the act.

C. STOCK

The aggregate number of shares which the corporation shall have the authority to issue and the par value per share are as follows:

CLASS AND SERIES	NUMBER OF SHARES	PAR VALUE PER SHARE
Common	100	$10.00

D. REGISTERED OFFICE AND REGISTERED AGENT

The Post office address of the initial registered office is 203 Yoakum Parkway, Suite 514, Alexandria, Virginia 22304, which is located in the City of Alexandria, Virginia. The name of the initial registered agent is Walter LeRoy Tuthill, who is a resident of the Commonwealth of Virginia and an officer of the corporation, whose business address is the same as the post office address of the initial registered office.

E. DIRECTORS

The number of directors constituting the initial board of directors is two, and the names and addresses of the persons who are to serve as the initial directors are:

Walter LeRoy Tuthill	203 Yoakum Parkway
Suite 514
Alexandria, Virginia 22304

Joyce C. Tuthill	205 Yoakum Parkway
Suite 421
Alexandria, Virginia 22304

DATED this 20 day of April, 1981

WALTER LEROY TUTHILL

JOYCE C. TUTHILL

ARTICLES OF AMENDMENT

OF

CHOICE AMBULANCE SERVICE, INC.

I, Ronald F. Ducheney, the sole stockholder and the sole director, and sole officer of Choice Ambulance Service, Inc. prepare and file these articles of amendment pursuant to section 13.1-58 of the Code of Virginia (1950) as amended. And to that end set forth the following:

1.	The name of the corporation is Choice Ambulance Service, Inc.

2.	Amendment to the Articles of Incorporation is to change the name of the corporation to Choice American Ambulance Service, Inc.

3.	On June 2, 1985 the board of directors approved the amendment and found that it was in the best interests of the corporation.

4.	One Hundred (100) shares constituting all of the corporation’s common stock having been issued, a special meeting of the stockholders was held on June 2, 1985 following waiver of notice of the special meeting of the stockholders where the sole shareholder holding all the shares of the stock was present at said meeting and voted 100 shares in favor and no shares opposed to the amendment changing the name of the corporation.

5.	Number of shares outstanding of the corporation is 100 shares of common stock there being no other class of shares.

Dated this 2nd day of June, 1985

Ronald F. Ducheney
Chairman of the Board and President/Secretary

COMMONWEALTH OF VIRGINIA

STATE CORPORATION COMMISSION

RICHMOND, June 26, 1985

The accompanying articles having been delivered to the State Corporation Commission on behalf of

CHOICE AMERICAN AMBULANCE SERVICE, INC. (formerly CHOICE AMBULANCE SERVICE, INC.)

and the Commission having found that the articles comply with the requirements of law and that all required fees have been paid, it is

ORDERED that this CERTIFICATE OF AMENDMENT

be issued, and that this order, together with the articles, be admitted to record in this office of the Commission; and that the corporation have the authority conferred on it by law in accordance with the articles, subject to the conditions and restrictions imposed by law.

Upon the completion of such recordation, this order and the articles shall be forwarded for recordation in the office of the Clerk of the Circuit Court, Fairfax County.

STATE CORPORATION COMMISSION

By	/s/ Thomas P. Harwood, Jr.
Commissioner